                                                        12051 Indian Creek Court
                                                      Beltsville, Maryland 20705



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 1999
                               AND PROXY STATEMENT


       The Annual Meeting of Stockholders of Biospherics-Registered Trademark-Incorporated (the "Company") will be held at the Company's headquarters, 12051 Indian Creek Court, Beltsville, Maryland 20705, on May 17, 1999, at 2:00 p.m., Eastern Daylight Time.

       The items of business are:

       (1) Election of seven (7) Directors to serve until new Directors are elected at the next Annual Meeting or, should any resign after election or become incapable of serving, until the respective successors are duly appointed for the remainder of the year.
       (2)    Ratification of the appointment of the independent accountants.
       (3) Transaction of other business that may properly come before the Meeting.

       These items are more fully described in the following pages, which are hereby made part of this Notice.

       The Company's Proxy Statement, Proxy Card, and Summary Annual Report for 1998 accompany this Notice.

       Pursuant to the Bylaws of the Company, the Board of Directors has fixed the close of business on March 18, 1999, as the Record Date for determination of Stockholders entitled to Notice and to vote at the Annual Meeting and any adjournment thereof. Only Common Stockholders of record on the date so fixed are entitled to vote.


                       BY ORDER OF THE BOARD OF DIRECTORS
                       M. Karen Levin, Corporate Secretary


PLEASE EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING AND VOTE PERSONALLY, YOUR PROXY WILL AUTOMATICALLY BE REVOKED AT THAT TIME.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 1999

       This Proxy Statement is being mailed on or about April 16, 1999, with the solicitation of proxies in the accompanying form by the Board of Directors of Biospherics-Registered Trademark- Incorporated, a Delaware corporation. The Annual Meeting of its Stockholders will be held May 17, 1999, at 2:00 p.m. E.D.T., at the Company's headquarters, 12051 Indian Creek Court, Beltsville, Maryland 20705. The cost of solicitation of Proxies will be borne by the Company. The Company will reimburse brokers, banks, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending Company-supplied Proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit Proxies personally or by telegraph or telephone without additional compensation.

       All shares represented by Proxy will be voted at the Meeting in accordance with the choices specified on the Proxy, and where no choice is specified, in accordance with the recommendations of the Board of Directors. Thus, where no choice is specified, the Proxies will be voted for the election of Directors and for ratification of the appointment of independent accountants. A Stockholder giving a Proxy will have the power to revoke it at any time before it is exercised. A Proxy will be revoked automatically if the Stockholder who executed it is present at the Meeting and elects to vote in person.

       Each Stockholder will be entitled to one vote for each share of Common Stock $.005 par value per share ("Common Stock") held by the Stockholder at the close of business on March 18, 1999. At that time, there were 8,987,584 shares of Common Stock outstanding.

       In accordance with the laws of the State of Delaware and the Company's Certificate of Incorporation and By-Laws, a majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

       In accordance with the laws of the State of Delaware and the Company's Certificate of Incorporation and By-Laws: (i) for the election of Directors, which require a plurality of the votes cast, only Proxies and ballots indicating votes "FOR all Nominees," "WITHHELD from all Nominees," or specifying that votes be withheld for one or more designated Nominees are counted to determine the total number of votes cast, and broker non-votes are not counted, and (ii) for the adoption of all other proposals, which are decided by a majority of the shares of the Common Stock of the Company present in person or by Proxy and entitled to vote, only Proxies and ballots indicating votes "FOR," "AGAINST," or "ABSTAIN" on the proposal or providing the designated Proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of Shares present and entitled to vote, and broker non-votes are not counted.

       IT IS ANTICIPATED THAT THE DIRECTORS AND OFFICERS WILL VOTE THEIR SHARES OF COMMON STOCK IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED HEREIN AND FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS LISTED HEREIN.

                              ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

       Directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders or, upon resignation or inability to serve, until their respective successors are duly appointed for the remainder of the year. The Bylaws of the Company authorize up to eleven (11) Directors. However, the Nominating Committee believes it is not presently necessary nor cost effective to fill all Board vacancies. Unless otherwise instructed, the persons named in the accompanying Proxy intend to vote the Shares represented by the Proxy FOR the election of the seven (7) Nominees listed below. Although it is not contemplated that any Nominee will decline or be unable to serve as a Director, in such event, Proxies will be voted by the Proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. Election of a Board of Directors requires a plurality of the votes cast at the Meeting.

       The following table sets forth certain information about the Nominees for Directors as of March 18, 1999.

                   NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

-----------------------------------------------------------------------------------------------------------------------
                                                                                                             Director
Name                           Age                                  Position                                  Since
------------------------    -----------   --------------------------------------------------------------    -----------
Gilbert V. Levin                74        Chair, CEO, President, and Treasurer                                 1967
Lionel V. Baldwin               66        Director                                                             1976
David A. Blake                  57        Director                                                             1995
A. Bruce Cleveland              55        Director                                                             1987
George S. Jenkins               76        Director                                                             1984
M. Karen Levin                  79        Director and Vice President for Communications                       1968
Anne S. MacLeod                 68        Director                                                             1992
-----------------------------------------------------------------------------------------------------------------------

       Dr. Levin founded the Company in 1967 and has been Chair and President since incorporation. He previously served in the public health departments of Maryland, California, and the District of Columbia and as a research scientist and corporate official. Among his inventions are noncaloric sweeteners; Biological Nutrient Removal (BNR), a nitrogen removal process; and the Labeled Release life detection experiment that landed on Mars in 1976 aboard NASA's Viking Mission. He holds a Ph.D. from The Johns Hopkins University, where he also served on its Board of Trustees.

       Dr. Baldwin is President of the National Technological University (NTU), Fort Collins, Colorado. Prior to founding NTU in 1984, he served as Dean of the College of Engineering at Colorado State University (CSU) for 20 years. In that position, he also coordinated research programs with emphasis on the environment. Dr. Baldwin is a leader in developing linkages between industry and universities. In 1967, he created the first ITV program in the Nation employing courier-carried videotape to deliver CSU graduate classes to several Colorado industries. He has published over 50 technical papers on turbulent diffusion in the atmosphere and educational technology issues. Dr. Baldwin holds a Ph.D. from Case Institute of Technology.

       Dr. Blake is the Associate Director of the Woodruff Health Sciences Center and Vice President for Academic Health Affairs, Emory University. Formerly, he served as Senior Vice President for Biomedical Research, Association of American Medical Colleges, and as Senior Associate Dean of The Johns Hopkins University School of Medicine. He has also held the posts of Associate Dean for Research, Director of Research Administration and Associate Professor of Pharmacology and Molecular Sciences in his 24 years at Johns Hopkins. Prior to that, he was Chairman of the Department of Pharmacology and Toxicology at the University of Maryland School of Pharmacy.
He holds a Ph.D. from the University of Maryland School of Medicine.

       Mr. Cleveland is President and founder of Presidential Savings Bank of Bethesda, Maryland. Mr. Cleveland was also the founder and former Chief Executive Officer of the GIT Investment Funds group of mutual funds and Bankers Finance Investment Management Corporation of Arlington, Virginia. Previously he served as Special Assistant for SBIC Industry Development with the U.S. Small Business Administration and, prior to that, was an investment banker with Drexel Burnham Co. in New York. He is a graduate of Harvard University and received an M.B.A. in finance from Harvard Business School.

       Mr. Jenkins is a land developer, the owner of Locust Grove Farm, and previously was Chairman of Consultation Networks, Inc., a Washington, D.C., environmental expert witness database firm. Mr. Jenkins was President of Greiner Engineering and is a Past Chairman of the Building Research Board of the National Academy of Sciences. He is a member of the National Advisory Council of the Whiting School of Engineering of The Johns Hopkins University. Mr. Jenkins serves on the boards of directors for several other privately-owned companies. He holds an M.S. in civil engineering from The Johns Hopkins University.

       Mrs. Levin has been a full-time executive and Director of the Company since 1968. She was a science and medical reporter and writer for the Washington Bureau of NEWSWEEK magazine, then served as writer and public information consultant to the National Institute of Mental Health. She holds a B.A. in English from Vassar College. Mrs. Levin and Dr. Levin are husband and wife.

       Dr. MacLeod is Professor, College of Library and Information Services and former Acting Director of Libraries, University of Maryland, College Park. She is also a specialist in the design of communications for specific audiences, and is an authority on literature for children and youths. Dr. MacLeod holds a Ph.D. in American history and an M.L.S., both from the University of Maryland.

       In 1998, non-employee Directors as a group were conditionally granted options for 5,000 shares of Common Stock under the new Biospherics Incorporated 1997 Stock Option Plan. The options have an exercise price of $5.7813 per share and expire on November 16, 2003. Each Director was paid an annual retainer of $2,000 and fees of $750 for each Meeting of the Board and each Committee Meeting they attended. Employee Directors are not paid for their services as Directors.

       Mr. Cleveland serves as a Director of Government Investors Trust, GIT Tax-Free Trust, GIT Income Trust, and GIT Equity trust, all publicly-held registered investment companies. No other Director serves as a Director of a publicly-held company. There is not and has not been for the previous two fiscal years any relationship between the Company and any public company in which any Director has a 1% or greater interest.

        BOARD OF DIRECTORS AND COMMITTEE MEETINGS IN BOARD YEAR 1998-1999

       The Company's Board of Directors held four Regular Meetings from May 15, 1998, to February 1999, which were attended by all members. There were four (4) special meetings. The Board of Directors has seven Committees: Executive; Compensation; Audit; Pension; Technical; Nominating; and Search.

       The Executive Committee may act on behalf of the Board of Directors on matters requiring action in the interim between meetings of the full Board. Its members are Gilbert V. Levin, Chair; A. Bruce Cleveland; George S. Jenkins; Anne
S. MacLeod; and Richard C. Levin (staff). There were two (2) meetings, attended by a quorum of the members.

       The Compensation Committee recommends various incentives for key employees to encourage and reward increased financial performance, productivity and innovation. Its members are Lionel V. Baldwin, Chair; David A. Blake; and Anne S. MacLeod. There were two (2) meetings, attended by all members.

       The Audit Committee members are A. Bruce Cleveland, Chair; George S. Jenkins; and Richard C. Levin (staff). The Committee has authority to review the financial records of the Company, deal with its independent auditors, recommend to the Board policies with respect to financial reporting, and investigate all aspects of the Company's business. There were two (2) meetings, attended by both members.

       The Biospherics Retirement Plan Administration ("Pension") Committee oversees the management of the Company's Retirement Plan. Its members are David
A. Blake, Chair, and M. Karen Levin. Two (2) meetings were held, attended by both members.

       The Technical Committee advises the Company on the direction of technology development. The Technical Committee consists of David A. Blake, Chair; Gilbert V. Levin; and James P. Saunders (staff). No meetings were held.

       The Nominating Committee nominates the proposed Board for election by the Stockholders. Its members are Gilbert V. Levin and M. Karen Levin, who held one
(1) meeting.

       The Search Committee advises the Company on recruitment of management personnel. The Search Committee members are Lionel V. Baldwin, Chair; Anne S. MacLeod; and A. Bruce Cleveland, who held three (3) meetings, attended by all members.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth the shares of Common Stock beneficially owned by all Officers and Directors as a group as of March 18, 1999. Except for Gilbert V. Levin, Chairman of the Board, CEO and President, M. Karen Levin, Vice President for Communications, and RGC International Investors LDC ("RGC"), c/o Rose Glen Capital

Management, L.P., 251 St. Asaphs Road, Suite 200, 3 Bala Plaza East, Bala Cynwyd, Pennsylvania 19004, no person is known by the Company to own beneficially more than 5% of the outstanding Common Stock. The ownership of Dr. and Mrs. Levin is detailed below. As of March 18, 1999, RGC held warrants to acquire up to an additional 625,000 shares of Common Stock, exercisable at prices of $4.00 and $4.50 per share. The warrants provide, however, that the ownership of RGC and its affiliates will not exceed 9.9% of the outstanding shares of Common Stock of the Company.

         BENEFICIAL OWNERSHIP OF COMMON STOCK BY OFFICERS AND DIRECTORS

        ---------------------------------------------------------------------------------------------------
                                                                             Amount and Nature     Percent
           Title of Class       Name of Beneficial Owner                       of Ownership        Of Class
        ---------------------   ----------------------------------   ----------------------------  --------
               Common           Gilbert V. Levin                               1,965,440 (1)(2)     20.3%

               Common           M. Karen Levin                                 1,647,066 (2)        17.0%

               Common           Richard C. Levin                                  85,796 (2)          *

               Common           Lionel V. Baldwin                                 22,818 (2)          *

               Common           George S. Jenkins                                 17,000 (2)          *

               Common           A. Bruce Cleveland                                16,000 (2)          *

               Common           Anne S. MacLeod                                   15,500 (2)          *

               Common           David A. Blake                                    11,000 (2)          *

               Common           David H. Affeldt                                       - (2)          *

               Common           All Officers and
                                Directors as a Group                           3,780,620 (2)        39.1%
        ---------------------------------------------------------------------------------------------------

         * Less than 1% of the outstanding shares of Common Stock of the Company.
         (1)  Includes 1,600 shares held jointly with M. Karen Levin.
         (2) Included in the number of shares beneficially owned by G. V. Levin, M. K. Levin, R. C. Levin, L. V. Baldwin , G. S. Jenkins, A.
              B. Cleveland, A. S. MacLeod, D. A. Blake, D. H. Affeldt and All Officers and Directors as a Group are 360,600, 107,500, 85,000, 11,000, 15,000, 15,000, 15,000, 11,000, 0, and 620,000 shares, respectively, which such persons have a right to acquire within 60 days pursuant to stock options.


       As of March 18, 1999, Gilbert V. Levin, Chair, Chief Executive Officer, President, and Treasurer and M. Karen Levin, Vice President for Communications, 3180 Harness Creek Rd., Annapolis, Maryland, beneficially owned in the aggregate 3,612,506 shares of Common Stock (37.3% of the 9,673,3091 outstanding shares). Dr. Gilbert V. Levin and Mrs. M. Karen Levin are husband and wife. As principal Stockholders of the Company, they are considered control persons with respect to the Company.

       All Directors and Officers as a group, as beneficial owners of 3,780,620 shares of Common Stock, owned 39.1% of the 9,673,309 outstanding shares2. With the exception of RGC and Cede & Co., the holder of record for certain brokerage firms and banks, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

       In 1978, with Stockholder approval, the Company entered into agreement with Gilbert V. Levin and M. Karen Levin whereby, upon their death, the Company would redeem from their estates the number of Common Shares necessary to pay estate taxes and administrative expenses of the estate. This agreement is funded (at present values)


-------------------------
1 Includes 685,725 shares which could be acquired pursuant to stock options within 60 days.
2 Includes 685,725 shares which could be acquired pursuant to stock options within 60 days.

by a life insurance policy on the Levins for which the Company is the beneficiary. Although the number of shares that would be redeemed is indeterminable, such redemption may affect ownership and control of the Company.

                               EXECUTIVE OFFICERS

       Officers are elected annually by the Board of Directors. The Executive Officers of the Company as of December 31, 1998, are listed in the following table.

                   EXECUTIVE OFFICERS AS OF DECEMBER 31, 1998

-------------------------------------------------------------------------------------------------------------------
Name                        Age                                         Position
-----------------------   --------   -------------------------------------------------------------------------------
Gilbert V. Levin            73       Chairman of the Board, CEO, President, and Treasurer
David H. Affeldt            34       Executive Vice President
M. Karen Levin              78       Director, Vice President for Communications, and Corporate Secretary
Richard C. Levin            45       Vice President, Business Strategies
-------------------------------------------------------------------------------------------------------------------

       Dr. and Mrs. Levin's experience is discussed above.

       David H. Affeldt joined the Company in 1998 as Executive Vice President and Director of Information Technology. He is responsible for oversight of the Company's diverse information technology programs and projects. He works with the other officers and top management to formulate policy and to develop strategy for implementing programs. Before joining Biospherics, he was Vice President of Capital Technical Information Service, where he managed several aspects of that firm's successful growth from 17 to 100 persons. Previously, he served as Director of Information Systems on an advanced computer center for a Department of Defense program. Mr. Affeldt holds a Master of Computer Technology degree from the Institute of Research and Technology in Washington, D.C. and a B.S. from Towson University.

       Richard Levin joined the Company in 1991 as Business Manager. Mr. Levin has held various executive positions within the Company. In 1998, Mr. Levin was named Vice President, Business Strategies. Prior to joining Biospherics, he was the General Manager of the Catalyst Research Division of the Mine Safety Appliances Company. Mr. Levin holds a B.S. in business administration from the University of Baltimore and is a C.P.A. in the State of Maryland. Mr. Levin is the nephew of Dr. and Mrs. Levin.

                          EXECUTIVE COMPENSATION TABLES

               SUMMARY OF COMPENSATION IN LAST THREE FISCAL YEARS

       The following summary of compensation table sets forth the compensation paid by the Company during the three years ended December 31, 1998, to Executive Officers earning in excess of $100,000 during any year.

                             SUMMARY OF COMPENSATION

------------------------------------------------------------------------------------------------------------------------------
                                                                                          Long-Term Compensation
                                                                             -------------------------------------------------
                                            Annual Compensation                       Awards                   Payouts
                                -------------------------------------------  ------------------------  -----------------------
                                                                                           No. of
                                                               Other         Restricted   Securities                All Other
Name and                                                     Annual Com-       Stock     Underlying      LTIP        Compen-
Principal Position        Year  Salary ($)  Bonus ($)(1)  pensation ($) (2)   Awards      Options (3)  Payouts ($)  sation ($)
------------------        ----  ----------  ------------  -----------------  ----------  ------------  -----------  ----------
Gilbert V. Levin          1998   205,930           -           7,800             -          3,000           -         4,000
     Chief Executive      1997   198,000           -           7,800             -         15,000 (4)       -         4,000
     Officer & President  1996   189,673           -           7,800             -         10,000           -         4,497

M. Karen Levin            1998   169,852           -           7,800             -         25,000           -         4,000
     Vice President for   1997   163,359           -           7,800             -         20,000 (4)       -         4,000
     Communications       1996   156,813           -           7,800             -         10,000           -         2,083

Richard C. Levin          1998   108,424           -           7,800             -          3,000           -         2,895
     Vice President,      1997   104,216           -           7,800             -         30,000 (4)       -         2,790
     Business Strategies  1996    99,844           -           7,800             -         30,000           -         2,699
------------------------------------------------------------------------------------------------------------------------------


(1) Bonuses are based on the financial performance of the Company and are awarded by the Board of Directors.
(2)  Includes compensation expense for automobile allowances.
(3)  Represents the number of options.
(4) Includes options which were conditionally granted on August 8, 1996, subject to the consummation of the agreement with MDFI. The agreement with MDFI was subsequently consummated on January 7, 1997. The number of options conditionally granted to G. V. Levin, M. K. Levin, and R. C. Levin was 5,000, 10,000, and 20,000, respectively. The options have an exercise price of $7.00 and expire on January 7, 2002. OPTION GRANTS IN LAST FISCAL YEAR

       The following option of grants table sets forth the total options granted by the Company during the year ended December 31, 1998, to the Executive Officers earning in excess of $100,000 during the year.

                                  OPTION GRANTS

---------------------------------------------------------------------------------------
                            Number of       % of Total
                            Securities        Options
                            Underlying      Granted to     Exercise or
                             Options       Employees in    Base Price     Expiration
Name                         Granted        Fiscal Year   per Share ($)      Date
---------------------------------------------------------------------------------------
Gilbert V. Levin              3,000            3.4%          6.3594        11/16/03
M. Karen Levin                25,000           28.1%         6.3594        11/16/03
Richard C. Levin              3,000            3.4%          6.3594        11/16/03
---------------------------------------------------------------------------------------


       The Biospherics Incorporated Nonqualified Stock Option Plan (the "1987 Plan") was established in May 1987 to provide certain selected key employees having substantial responsibilities for the direction and management of the Company with an additional incentive to promote its success and encourage them to remain in the employ of the Company. The 1987 Plan provided for the issuance of up to 4,400,000 shares of Common Stock. No further awards could be made under the 1987 Plan after May 14, 1997. As of December 31, 1998, there were 2,705,100 outstanding options granted to individuals including the above-named Officers, including 627,225 that were exercisable as of such date.

       The Biospherics Incorporated 1997 Stock Option Plan (the "1997 Plan") was approved by the Company's Stockholders on May 15, 1998. The 1997 Plan provides for the grant of incentive stock options and non-qualified stock options to select employees of the Company. The 1997 Plan provides for the issuance for up to 400,000 shares of Common Stock. As of December 31, 1998, there were 95,750 outstanding options granted to individuals including the above-named Officers, including 37,250 that were exercisable as of such date.

                AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

       The following aggregated options table sets forth the total options exercised during the year ended December 31, 1998, and fiscal year-end (FYE) 1998 option values for those Executive Officers earning in excess of $100,000 during the year.

                          AGGREGATED OPTIONS EXERCISES

--------------------------------------------------------------------------------------------------------------

                                                               Number of Securities     Value of Unexercised
                                                              Underlying Unexercised        In-the-Money
                                                                  Options at FYE           Options at FYE
                               No. of
                           Shares Acquired      Value               Exercisable/           Exercisable ($)/
Name                         on Exercise      Realized ($)         Unexercisable           Unexercisable ($)
--------------------------------------------------------------------------------------------------------------
Gilbert V. Levin                  -                -           350,500/1,017,500 (1)      1,585,172/1,517,031
M. Karen Levin                    -                -           107,500/1,007,500 (1)        560,704/1,483,906
Richard C. Levin                10,000           35,000            85,000/18,000            519,844/104,859
--------------------------------------------------------------------------------------------------------------

(1) On November 18, 1994, Dr. and Mrs. Levin were granted Options for 1,000,000 shares each to purchase Common Stock under the 1987 Plan subject to two additional conditions. The Options are exercisable only in the event that
    (i) a third party acquires 5% or more of the issued and outstanding Common Stock of the Company and (ii) the Option grants are further subject to approval by the Board of Directors of the Company. The Options were granted not for compensatory purposes but as a means of protecting Shareholder value against unsolicited offers deemed inadequate by the Board of Directors and to help ensure fair and equal treatment of all shareholders.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

       There were no long-term Incentive Plan awards during 1997 or 1998.

       To ensure the availability of their services to the Company after their retirement, Dr. and Mrs. Levin each have entered into a consulting agreement with the Company, under which they will provide the Company post-retirement consulting services of not less than twenty-four (24) days per year for ten (10) years at a daily rate equal to 125% of their respective final average daily rate of salary adjusted in subsequent years for changes in the cost of living. In addition, Dr. and Mrs. Levin and the Company have entered into supplementary retirement plan agreements pursuant to which they will receive retirement compensation based on the difference between seventy percent (70%) of their average annual total compensation, and their social security payments plus assumed returns from investment of their funded pension plans. The supplementary retirement plan is unfunded.

       Effective January 1, 1990, the Company established the Biospherics Incorporated 401(k) Retirement Plan. The Plan is a discretionary defined contribution plan and covers substantially all employees who have attained the age of 21, have completed one year of service, and have worked a minimum of 1,000 hours. The Company matches an amount equal to 50% of the employees' contribution or 2.5% of the employees' eligible compensation, whichever is less.

           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                           (ITEM 2 ON THE PROXY CARD)

       The Board of Directors has reappointed the firm of PricewaterhouseCoopers L.L.P. (formerly Coopers & Lybrand L.L.P.) to be the Company's independent accountants for the year 1999 and recommends that Stockholders vote "FOR" ratification of that appointment. The Company is advised that no member of the firm of PricewaterhouseCoopers L.L.P. has any interest, financial or otherwise, direct or indirect, in the Company. A representative from PricewaterhouseCoopers L.L.P. will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer questions. If the Stockholders, by the affirmative vote of a majority of the shares of Common Stock represented at the Meeting, do not ratify the selection of PricewaterhouseCoopers L.L.P., the selection of independent accountants will be reconsidered by the Board of Directors.

                                 OTHER BUSINESS
                           (ITEM 3 ON THE PROXY CARD)

       As of the date of this statement, the management of Biospherics Incorporated has no knowledge of any business that may be presented for consideration at the Meeting, other than that described above. As to other business, if any, that may properly come before the Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

                              SHAREHOLDER PROPOSALS

       Shareholders intending to present a proposal at the 2000 Annual Meeting of Stockholders must submit such proposals to the Company at 12051 Indian Creek Court, Beltsville, MD 20705, no later than December 15, 1999.


                       BY ORDER OF THE BOARD OF DIRECTORS,
                       M. KAREN LEVIN, CORPORATE SECRETARY